Exhibit 99.1

NEWS RELEASE

CONTACT:

Bob Aronson
Director of Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES THIRD QUARTER RESULTS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, November 12, 2002 - Stage Stores, Inc. (Nasdaq: STGS) announced today that it will release its third quarter 2002 results on November 21, 2002, before the market opens. The Company also announced that it will hold a conference call at 11:00 a.m. Eastern Time on the same day to discuss the third quarter's results.

All interested parties can listen to a live webcast of the Company's conference call by logging on to the Company's web site at stagestoresinc.com and then clicking on the webcast link under the Investor Relations tab. As an alternative, individual investors and other interested parties can listen to the conference call webcast by logging on to the companyboardroom website, while institutional investors, who are members, can access the conference call through the streetevents website. A replay will be available online at each web site until midnight on November 29, 2002.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates 354 stores in 13 states under the Stage, Bealls and Palais Royal names.

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